================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): July 21, 2005

                                FIBERSTARS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             California                   0-24230              94-3021850
  -------------------------------       -----------      ----------------------
  (State or Other Jurisdiction of       (Commission         (I.R.S. Employer
           Incorporation)               File Number)     Identification Number)

                     44259 Nobel Drive
                    Fremont, California                          94538
         ----------------------------------------              ----------
         (Address of principal executive offices)              (Zip Code)

                                 (510) 490-0719
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

================================================================================

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors

(d) On July 21, 2005, the Board of Directors (the "Board") of the Registrant (the "Company") increased the exact number of directors fixed within the Company's variable range from six (6) to seven (7), and elected John Davenport, the Company's Chief Executive Officer, to the Board. Mr. Davenport, 60, joined the Company in November 1999 as Vice President, Chief Technology Officer, was appointed Chief Operating Officer in July 2003 and Chief Executive Officer in June, 2005. Prior to joining the Company, Mr. Davenport served as President of Unison Fiber Optic Lighting Systems, LLC from 1998 to 1999. Mr. Davenport began his career at GE Lighting in 1972 as a research physicist and thereafter served 25 years in various capacities including GE Lighting's research and development manager and as development manager for high performance LED projects.

        In his capacity as the Company's Chief Executive Officer, Mr. Davenport receives a base salary of $250,000 per year. He is also eligible to receive a minimum bonus of 25% of his base salary if the Company achieves the operating income plan established for each year, or up to a maximum bonus of 50% of his base salary if the Company exceeds the operating income plan. Each year the operating income plan will be negotiated between Mr. Davenport and the Board of Directors. On July 1, 2005, Mr. Davenport received an option to purchase 200,000 shares of the Company's common stock at an exercise price equal to the closing price of the Company's common stock on the date of grant. This option vests as to 25% of the shares on each anniversary of the grant date, becoming fully vested on the fourth anniversary.

        As the Company's Chief Executive Officer, Mr. Davenport is eligible to receive additional options to purchase from 50,000 shares up to 100,000 shares of the Company's common stock, to be granted on each of December 31, 2006 and December 31, 2007, if the Company achieves certain revenue targets for the fiscal years ended December 31, 2006 and 2007, respectively.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

(a) On July 21, 2005, the Board amended Article III, Section 3.2 of the Company's Bylaws to increase the exact number of directors fixed within Company's variable range from six (6) to seven (7) effective as of July 21, 2005, which amendment as of such date was ratified, affirmed and adopted by the Board by resolution upon motion duly made, seconded and carried at its regular meeting of the Board meeting held on July 21, 2005. The compete text of Section
3.2 of the Bylaws as so amended is set forth and reflected by the Certificate of Amendment of Bylaws dated July 21, 2005 filed herewith as Exhibit 3(ii).

Item 9.01    Financial Statements and Exhibits

      (c)    Exhibits

             Exhibit No.    Description
             -----------    ----------------------------------------------------
                3(ii)       Certificate of Amendment of Bylaws dated July 21,
                            2005.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated:  July 25, 2005

                                                  FIBERSTARS, INC.


                                                  By     /s/ Robert A. Connors
                                                         -----------------------
                                                  Name:  Robert A. Connors
                                                  Title: Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit
Number     Description
-------    -------------------------------------------------------
3(ii)      Certificate of Amendment of Bylaws dated July 21, 2005.